Exhibit 10.1
First Amendment to the
2006 Stock Incentive Plan for Key Employees of HCA Holdings Inc. and its Affiliates,
as amended and restated
Effective as of July 26, 2011
     WHEREAS, HCA Holdings, Inc. (the “Company”) has previously adopted the 2006 Stock Incentive Plan for Key Employees of HCA Holdings Inc. and its Affiliates, as amended and restated (the “Plan”);
     WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it would be to the advantage and best interest of the Company and its shareholders to amend the Plan as provided below to allow the Compensation Committee of the Board of Directors to adjust the circumstances that constitute a “Change in Control” for purposes of the Plan in the relevant grant agreements issued under the Plan;
     NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the date first written above:
     1. The definition of the term “Change in Control” as contained in Section 2(c) of the Plan is hereby amended by adding the following to the beginning of such definition:
“Except as otherwise provided in a Grant Agreement at or after Grant,”
     2. All other provisions of the Plan and the Option Agreements shall remain in full force and effect, except to the extent modified by the foregoing.